 CUSIP No. 089098107                  13-G                   Page 8 of  11 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 5, 1999
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               MORGAN STANLEY DEAN WITTER & CO. and MILLER  ANDERSON & SHERRERD,

               LLP,  and MAS FUNDS MID CAP GROWTH  PORTFOLIO  hereby agree that,

               unless  differentiated,  this  Schedule 13G is filed on behalf of each of the parties.

            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co. Incorporated

            MILLER ANDERSON & SHERRERD, LLP

            BY: /s/ Paul A. Frick
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            Paul A. Frick / Vice President Miller Anderson & Sherrerd, LLP

            MAS FUNDS MID CAP GROWTH PORTFOLIO

            BY: /s/ Lorraine Truten
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            Lorraine Truten / Vice President MAS Funds



* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).